As filed with the Securities and Exchange Commission on May 9, 2002
Registration No. 333-73786

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-4
REGISTRATION STATEMENT
Under
The Securities Act of 1933

HEWLETT-PACKARD COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Delaware	3570	94-1081436
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

3000 Hanover Street
Palo Alto, California 94304
(650) 857-1501
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Carleton S. Fiorina
Chairman of the Board and Chief Executive Officer
HEWLETT-PACKARD COMPANY
3000 Hanover Street
Palo Alto, California 94304
(650) 857-1501
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Ann O. Baskins, Esq. Charles N. Charnas, Esq. Ross N. Katchman, Esq. HEWLETT-PACKARD COMPANY 3000 Hanover Street Palo Alto, California 94304 (650) 857-1501	Larry W. Sonsini, Esq. Aaron J. Alter, Esq. Steve L. Camahort, Esq. WILSON SONSINI GOODRICH & ROSATI PROFESSIONAL CORPORATION 650 Page Mill Road Palo Alto, California 94304 (650) 493-9300

        Approximate date of commencement of proposed sale to the public: This post-effective amendment removes from registration the previously registered securities that remained unsold at the termination of the exchange offer described herein.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [    ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [    ] _________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [    ] _________

This post-effective amendment shall become effective in accordance with Section 8(c) of the Securities Exchange Act of 1933 on such date as the Commission, acting pursuant to said Section 8(c), may determine.

Deregistration of Securities

The Registrant filed the Registration Statement on Form S-4 (Registration No. 333-73786) (the “Registration Statement”) to register securities in connection with the exchange offer by a subsidiary of the Registrant to purchase all of the outstanding common shares of Indigo N.V. (the “Exchange Offer”). The Registration Statement was declared effective on February 14, 2002. The Exchange Offer was completed on March 22, 2002.

The Registration Statement registered (1) a total of 45,484,599 shares of common stock, par value $0.01 per share (“Common Stock”) and associated preferred stock purchase rights of the Registrant, and (2) a total of 56,230,188 contingent value rights (“CVRs”) of a subsidiary of the Registrant. 31,578,153 shares of Common Stock (and associated preferred share purchase rights) and 52,625,239.7333 CVRs were sold pursuant to the Exchange Offer.

In accordance with an undertaking made by the Registrant in the Registration Statement, this Post-Effective Amendment is being filed to remove from registration the previously registered securities covered by the Registration Statement that remained unsold at the termination of the Exchange Offer. The Registrant hereby requests that the 13,906,446 unsold shares of Common Stock (and associated preferred share purchase rights) and the 3,604,948.2667 unsold CVRs be removed from registration by means of this Post-Effective Amendment.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Post-Effective Amendment to the registrant’s registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Palo Alto, state of California, on May 9, 2002.

HEWLETT-PACKARD COMPANY

By:	/s/ CHARLES N. CHARNAS
Name: Charles N. Charnas, Esq. Title: Assistant Secretary

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the registrant’s registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Carleton S. Fiorina	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	May 9, 2002

* Robert P. Wayman	Executive Vice President, Finance and Administration, and Chief Financial Officer (Principal Financial Officer)	May 9, 2002

* Jon E. Flaxman	Vice President and Controller (Principal Accounting Officer)	May 9, 2002

Michael D. Capellas	President and Director

Lawrence T. Babbio, Jr.	Director

* Philip M. Condit	Director	May 9, 2002

* Patricia C. Dunn	Director	May 9, 2002

* Sam Ginn	Director	May 9, 2002

* Richard A. Hackborn	Director	May 9, 2002

* George A. Keyworth II	Director	May 9, 2002

* Robert E. Knowling, Jr.	Director	May 9, 2002

Sanford M. Litvack	Director

Thomas J. Perkins	Director

Lucille S. Salhany	Director

*By:	/s/ CHARLES N. CHARNAS
Charles N. Charnas (Attorney-in-Fact)

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